EXHIBIT 10.1

CERTIFICATE OF CORPORATE OFFICER

DNAPRINT GENOMICS, INC.

Compensation of Consultant, Dr. Arthur Sytkowski

I, the undersigned, hereby certify that (i) I am the duly appointed officer of DNAPrint Genomics, Inc. a Utah corporation (the “Company”); (ii) I am duly authorized to execute this Certificate for and on behalf of the Company; and (iii) based upon my personal knowledge, I confirm that on February 16, 2007 the Board of Directors of the Company did resolve as follows:

“WHEREAS; the Company entered into a Consulting and Services Agreement with Dr. Arthur J. Sytkowski dated August 1, 2006, and pursuant to such agreement, the Company is obligated to make certain payments to Dr. Sytkowski;

RESOLVED, The Board agrees to issue up to 30,000,000 shares of the Company’s common stock to satisfy its obligations under the Agreement with Dr. Arthur J. Sytkowski.”

In Witness Whereof, I have executed this Certificate as of the date set forth below:

Date: February 16, 2007

/s/ Richard Gabriel
Richard Gabriel
Chief Executive Officer